Exhibit 10.12

Synvista Therapeutics, Inc.
Description of Executive Officer Compensation Arrangements

The following are Synvista’s executive officers. The salaries for 2008 have been set as follows:

Named Executive Officer	Position	2008 Salary	2008 Bonus Range
Noah Berkowitz, M.D., Ph.D.	President and Chief Executive Officer	$300,000	$0 to $105,000
Carl M. Mendel, M.D.	Vice President of Clinical Development and Chief Medical Officer	$275,000	$0 to $55,000

In addition to the above, each of the executive officers, at the discretion of Synvista's Compensation Committee, may receive an additional year-end bonus.